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                                                                   EXHIBIT 23.2
                                                                   ------------


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Allegiant Bancorp, Inc.:

We consent to the incorporation herein by reference of our report dated June 26, 2000 relating to the consolidated financial statements of Equality Bancorp, Inc. and subsidiaries as of March 31, 2000 and 1999 and for each of the years in the three-year period ended March 31, 2000, which report appears in the Current Report on Form 8-K of Allegiant Bancorp, Inc. filed on November 30, 2000, and to the reference herein to our firm under the heading "Experts."



St. Louis, Missouri
September 25, 2001                               /s/ KPMG LLP